Exhibit 99.1

CervoMed Announces Completion of Enrollment in Phase 2 Study of Neflamapimod for Nonfluent Variant Primary Progressive Aphasia, a Type of Frontotemporal Dementia

Interim biomarker data accepted for presentation at the 19th Clinical Trials on Alzheimer's Disease (CTAD) conference

Recent peer-reviewed data published in Nature Neuroscience demonstrate relevance of p38α as a therapeutic target and support neflamapimod's potential to treat frontotemporal dementia (FTD) driven by tau pathology

Nonfluent variant primary progressive aphasia (nfvPPA), the type of FTD most commonly associated with tau pathology, has no approved treatments in the United States or European Union

BOSTON, July 9, 2026 — CervoMed Inc. (NASDAQ: CRVO), a clinical-stage biotechnology company developing treatments for age-related brain disorders (CervoMed or the Company), today announced that it has completed enrollment in the Phase 2a study of neflamapimod for the treatment of nfvPPA, a type of FTD. Interim biomarker data from the study will be presented at the 19th CTAD Conference in Boston, Massachusetts, taking place November 16–19, 2026.

“The rapid enrollment of this trial reflects the belief of the FTD academic medical community in the potential of neflamapimod to address this disease and the critical need for treatments for nfvPPA," said Dr. John A. Alam, Chief Executive Officer of CervoMed. "Recently published preclinical data help elucidate the mechanisms behind FTD that are driven by tau pathology and demonstrate the potential of neflamapimod to reverse the neuronal deficits associated with forms of tau-related FTD, such as nfvPPA, via the inhibition of p38α. We look forward to sharing the first biomarker data with neflamapimod in patients with nfvPPA early in the fourth quarter of 2026 and the first clinical data in the first quarter of 2027."

The Phase 2a study was designed to evaluate the safety, pharmacokinetics, and clinical effects of neflamapimod in participants with nfvPPA. The trial enrolled 25 participants, taking oral neflamapimod (40 milligram TID [n = 19] or 80 milligram BID [n = 6]) for 24 weeks, followed by a 12-week, randomized, double-blind placebo-controlled extension. The study is being conducted at leading academic centers in the U.S.

Recent Nature Neuroscience publication supports inhibition of p38α as potential therapeutic approach in FTD

A recent preclinical study published in Nature Neuroscience 1 demonstrated that axonal transport dysfunction occurs in the early stages of genetic forms of FTD where the primary mutation is in the microtubule-associated protein tau, leading to the abnormal build-up of misfolded tau proteins in the brain that is the pathologic driver in approximately half of patients with FTD. Axonal transport is critical for nerve development, function, and survival.

After establishing that p38α inhibition reduced axonal transport deficits in transgenic mice harboring tau mutations associated with human disease (FTD-Tau), the authors used neflamapimod, a known pharmacological inhibitor of p38α, to test whether it could reproduce the effect. Imaging the mice before and after treatment, they found that sustained inhibition improved axonal transport and reversed the underlying deficits, strengthening the link between p38α and the mechanism of tau pathology.

1 Moretto, E., Masato, A., Panzi, C. et al. Aberrant tau accumulation caused by MAPT mutations induces early pathological changes in axonal transport that are rescued by p38α inhibition. Nat Neurosci 29, 1355–1368 (2026). https://doi.org/10.1038/s41593-026-02266-4.

Interim results from the Phase 2a clinical trial to be presented at CTAD

Title: Phase 2a clinical trial of the oral p38α kinase inhibitor neflamapimod in patients with non-fluent variant primary progressive aphasia
Poster Session: Clinical Trials – Phase I & IIA

Poster ID: P441

Presenter: Ian M. Grant1
Co-Authors: Hugo Botha2, Lawerance S. Honig3, Douglas W. Scharre4, Amanda Gardner5, Kelly Blackburn5, Bradley F. Boeve2, John J. Alam5, David J. Irwin6

Affiliation: 1 Northwestern Feinberg School of Medicine 2 Mayo Clinic 3 Columbia University Irving School of Medicine, 4 The Ohio State University Wexner School of Medicine, 5 CervoMed 6 University of Pennsylvania Perelman School of Medicine

Date/Time: Monday, November 16 (2:00 p.m. ET) – Tuesday, November 17 (5:30 p.m. ET)

About nfvPPA

NfvPPA, a type of FTD, gradually causes people with the condition to have trouble expressing themselves, although they still understand the meaning of words. Initially, they might use shorter phrases or pause while speaking and have difficulty pronouncing words. It can also be challenging for them to understand long or complex sentences. In advanced nfvPPA, people may stop speaking completely, and difficulty with planning and judgment, as well as moving, can also occur. There are an estimated 10,000-15,000 people living with nfvPPA in the U.S. and 15,000-20,000 in the E.U. Currently there are no approved treatments for nfvPPA in the U.S. or E.U.

Neflamapimod was granted Orphan Drug Designation by the U.S. FDA for FTD in 2024. Orphan Drug Designation is granted to investigational therapies addressing rare medical diseases that affect fewer than 200,000 people in the U.S. Orphan drug status provides benefits to drug developers, including assistance in the drug development process, tax credits for clinical costs, exemptions from certain FDA fees and seven years of post-approval marketing exclusivity.

About Neflamapimod
Neflamapimod is an investigational, orally administered small-molecule drug that readily crosses the blood-brain barrier and selectively inhibits the alpha isoform of p38 MAP kinase, a key driver of neuroinflammation and synaptic dysfunction. By targeting the critical disease processes underlying degenerative disorders of the brain, neflamapimod has the potential to reverse synaptic dysfunction, improve neuron health, and slow or prevent disease progression. Neflamapimod is currently in clinical development for the treatment of DLB, recovery after ischemic stroke, and primary progressive aphasia.

About CervoMed

CervoMed is a clinical-stage company developing treatments for age-related brain disorders. Its lead drug candidate, neflamapimod, is an oral small molecule targeting critical disease processes underlying degenerative disorders of the brain by inhibiting a key enzyme involved in neuroinflammation and neurodegeneration. CervoMed’s recently completed Phase 2b RewinD-LB trial evaluated neflamapimod in patients with DLB, enriched for those without AD co-pathology. In November 2025, CervoMed announced alignment with the FDA on a potential registration path for neflamapimod in DLB and the Company is currently focused on identifying a strategic partner to advance neflamapimod into a Phase 3 trial in DLB. CervoMed also recently completed enrollment in its ongoing Phase 2a clinical trial evaluating neflamapimod in nfvPPA, a subtype of frontotemporal disorders, from which interim biomarker data is anticipated in the early fourth quarter of 2026, and expects the first patient to be dosed with neflamapimod in the EXPERTS-ALS Phase 2a clinical trial in the fourth quarter of 2026.

Forward-Looking Statements

This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to: the Company’s need to acquire sufficient funding; the therapeutic potential of neflamapimod in DLB, nfvPPA, amyotrophic lateral sclerosis, or any other indication, including the degree of sustainability of any therapeutic effects; the anticipated timing and achievement of clinical and development milestones, including the anticipated data readouts from the Company’s Phase 2a trial in nfvPPA, the anticipated dosing of the first patient with neflamapimod in the EXPERTS-ALS trial, and the Company’s initiation of any Phase 3 trial in patients with DLB; the Company’s plan to focus on strategic partnering to advance neflamapimod into Phase 3 for DLB and the timing of entering into any such partnership, if at all; any other expected or implied benefits or results, including the extent (if any) to which neflamapimod may demonstrate efficacy or other clinical or biomarker improvements in patients; and expectations with respect to neflamapimod, including the timing of any regulatory submissions and potential approvals thereof, if any, in DLB or any other indication. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources, the availability of additional funds on acceptable terms or at all, and the Company’s ability to continue as a going concern; the results of the Company’s clinical trials, including its ongoing Phase 2a clinical trial in patients with nfvPPA; the Company’s ability to successfully enter into a partnership to advance neflamapimod into Phase 3 for DLB in a timely manner, on acceptable terms, or at all; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the FDA or other regulators; the Company’s ability to maintain the intellectual property protection afforded by the Company’s patent portfolio; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the US Securities and Exchange Commission (SEC) on March 13, 2026, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Contacts

Media:
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lisa.guiterman@gmail.com

202-330-3431

Investor Relations:
Argot Partners
cervomed@argotpartners.com
212-600-1902